LMP Money Market Trust:
Citi New York Tax Free Reserves


MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC

     This MANAGEMENT AGREEMENT ("Agreement") is made this 13th day of April, 2007, by and between Legg
Mason Partners Money Market Trust (the "Trust") and
Legg Mason Partners Fund Advisor, LLC, a Delaware limited liability company (the "Manager").

     WHEREAS, the Trust is a Maryland business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the
"1940 Act");

     WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

     WHEREAS, the Trust wishes to retain the Manager to provide investment advisory, management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the "Fund"); and

     WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

      1.	The Trust hereby appoints the Manager to
act as investment adviser and administrator of the
Fund for the period and on the terms set forth in
this Agreement.  The Manager accepts such
appointment and agrees to render the services herein
set forth, for the compensation herein provided.
      2.	The Fund shall at all times keep the
Manager fully informed with regard to the securities
owned by it, its funds available, or to become
available, for investment, and generally as to the
condition of its affairs.  It shall furnish the
Manager with such other documents and information
with regard to its affairs as the Manager may from
time to time reasonably request.
      3.	(a)	Subject to the supervision of the
Trust's Board of Trustees (the "Board"), the Manager
shall regularly provide the Fund with investment
research, advice, management and supervision and
shall furnish a continuous investment program for
the Fund's portfolio of securities and other
investments consistent with the Fund's investment
objectives, policies and restrictions, as stated in
the Fund's current Prospectus and Statement of
Additional Information.  The Manager shall determine
from time to time what securities and other
investments will be purchased (including, as
permitted in accordance with this paragraph, swap
agreements, options and futures), retained, sold or
exchanged by the Fund and what portion of the assets
of the Fund's portfolio will be held in the various
securities and other investments in which the Fund
invests, and shall implement those decisions
(including the execution of investment
documentation), all subject to the provisions of the
Trust's Declaration of Trust and By-Laws
(collectively, the "Governing Documents"), the 1940
Act, and the applicable rules and regulations
promulgated thereunder by the Securities and
Exchange Commission (the "SEC") and interpretive
guidance issued thereunder by the SEC staff and any
other applicable federal and state law, as well as
the investment objectives, policies and restrictions
of the Fund referred to above, and any other
specific policies adopted by the Board and disclosed
to the Manager.  The Manager is authorized as the
agent of the Trust to give instructions to the
custodian of the Fund as to deliveries of securities
and other investments and payments of cash for the
account of the Fund.  Subject to applicable
provisions of the 1940 Act and direction from the
Board, the investment program to be provided
hereunder may entail the investment of all or
substantially all of the assets of the Fund in one
or more investment companies.  The Manager will
place orders pursuant to its investment
determinations for the Fund either directly with the
issuer or with any broker or dealer, foreign
currency dealer, futures commission merchant or
others selected by it.  In connection with the
selection of such brokers or dealers and the placing
of such orders, subject to applicable law, brokers
or dealers may be selected who also provide
brokerage and research services (as those terms are
defined in Section 28(e) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act")) to the
Funds and/or the other accounts over which the
Manager or its affiliates exercise investment
discretion.  The Manager is authorized to pay a
broker or dealer who provides such brokerage and
research services a commission for executing a
portfolio transaction for the Fund which is in
excess of the amount of commission another broker or
dealer would have charged for effecting that
transaction if the Manager determines in good faith
that such amount of commission is reasonable in
relation to the value of the brokerage and research
services provided by such broker or dealer.  This
determination may be viewed in terms of either that
particular transaction or the overall
responsibilities which the Manager and its
affiliates have with respect to accounts over which
they exercise investment discretion.  The Board may
adopt policies and procedures that modify and
restrict the Manager's authority regarding the
execution of the Fund's portfolio transactions
provided herein.  The Manager shall also provide
advice and recommendations with respect to other
aspects of the business and affairs of the Fund,
shall exercise voting rights, rights to consent to
corporate action and any other rights pertaining to
the Fund's portfolio securities subject to such
direction as the Board may provide, and shall
perform such other functions of investment
management and supervision as may be directed by the
Board.  The Manager may execute on behalf of the
Fund certain agreements, instruments and documents
in connection with the services performed by it
under this Agreement.  These may include, without
limitation, brokerage agreements, clearing
agreements, account documentation, futures and
option agreements, swap agreements, other investment
related agreements, and any other agreements,
documents or instruments the Manager believes are
appropriate or desirable in performing its duties
under this Agreement.
	(b)	Subject to the direction and control of
the Board, the Manager shall perform such
administrative and management services as may from
time to time be reasonably requested by the Fund as
necessary for the operation of the Fund, such as (i)
supervising the overall administration of the Fund,
including negotiation of contracts and fees with and
the monitoring of performance and billings of the
Fund's transfer agent, shareholder servicing agents,
custodian and other independent contractors or
agents, (ii) providing certain compliance, fund
accounting, regulatory reporting, and tax reporting
services, (iii) preparing or participating in the
preparation of Board materials, registration
statements, proxy statements and reports and other
communications to shareholders, (iv) maintaining the
Fund's existence, and (v) during such times as
shares are publicly offered, maintaining the
registration and qualification of the Fund's shares
under federal and state laws.  Notwithstanding the
foregoing, the Manager shall not be deemed to have
assumed any duties with respect to, and shall not be
responsible for, the distribution of the shares of
any Fund, nor shall the Manager be deemed to have
assumed or have any responsibility with respect to
functions specifically assumed by any transfer
agent, fund accounting agent, custodian, shareholder
servicing agent or other agent, in each case
employed by the Fund to perform such functions.
	(c)	The Fund hereby authorizes any entity or
person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing
Documents and the Fund's then-current Prospectus and Statement of Additional Information relative to the Manager and its directors and officers.

      4.	Subject to the Board's approval, the
Manager or the Fund may enter into contracts with
one or more investment subadvisers or
subadministrators, including without limitation,
affiliates of the Manager, in which the Manager
delegates to such investment subadvisers or
subadministrators any or all its duties specified
hereunder, on such terms as the Manager will
determine to be necessary, desirable or appropriate,
provided that in each case the Manager shall
supervise the activities of each such subadviser or
subadministrator and further provided that such
contracts impose on any investment subadviser or
subadministrator bound thereby all the conditions to
which the Manager is subject hereunder and that such
contracts are entered into in accordance with and
meet all applicable requirements of the 1940 Act.
      5.	(a)	The Manager, at its expense, shall
supply the Board and officers of the Trust with all information and reports reasonably required by them and reasonably available to the Manager and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund.
The Manager shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the keeping of the Fund's books of account in accordance with all applicable federal and state laws and regulations.
In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act. The Manager shall authorize and permit any of its directors, officers and employees, who may be elected as Board members or officers of the Fund, to serve in the capacities in which they are elected.


	(b)	The Manager shall bear all expenses, and
shall furnish all necessary services, facilities and
personnel, in connection with its responsibilities
under this Agreement.  Other than as herein
specifically indicated, the Manager shall not be
responsible for the Fund's expenses, including,
without limitation, advisory fees; distribution
fees; interest; taxes; governmental fees; voluntary
assessments and other expenses incurred in
connection with membership in investment company
organizations; organization costs of the Fund; the
cost (including brokerage commissions, transaction
fees or charges, if any) in connection with the
purchase or sale of the Fund's securities and other
investments and any losses in connection therewith;
fees and expenses of custodians, transfer agents,
registrars, independent pricing vendors or other
agents; legal expenses; loan commitment fees;
expenses relating to share certificates; expenses
relating to the issuing and redemption or repurchase
of the Fund's shares and servicing shareholder
accounts; expenses of registering and qualifying the
Fund's shares for sale under applicable federal and
state law; expenses of preparing, setting in print,
printing and distributing prospectuses and
statements of additional information and any
supplements thereto, reports, proxy statements,
notices and dividends to the Fund's shareholders;
costs of stationery; website costs; costs of
meetings of the Board or any committee thereof,
meetings of shareholders and other meetings of the
Fund; Board fees; audit fees; travel expenses of
officers, members of the Board and employees of the
Fund, if any; and the Fund's pro rata portion of
premiums on any fidelity bond and other insurance
covering the Fund and its officers, Board members
and employees; litigation expenses and any non-
recurring or extraordinary expenses as may arise,
including, without limitation, those relating to
actions, suits or proceedings to which the Fund is a
party and the legal obligation which the Fund may
have to indemnify the Fund's Board members and
officers with respect thereto.
      6.	No member of the Board, officer or
employee of the Trust or Fund shall receive from the
Trust or Fund any salary or other compensation as
such member of the Board, officer or employee while
he is at the same time a director, officer, or
employee of the Manager or any affiliated company of
the Manager, except as the Board may decide.  This
paragraph shall not apply to Board members,
executive committee members, consultants and other
persons who are not regular members of the Manager's
or any affiliated company's staff.
      7.	As compensation for the services performed
and the facilities furnished and expenses assumed by
the Manager, including the services of any
consultants retained by the Manager, the Fund shall
pay the Manager, as promptly as possible after the
last day of each month, a fee, computed daily at an
annual rate set forth opposite the Fund's name on
Schedule A annexed hereto, provided however, that if
the Fund invests all or substantially all of its
assets in another registered investment company for
which the Manager or an affiliate of the Manager
serves as investment adviser or investment manager,
the annual fee computed as set forth on such
Schedule A shall be reduced by the aggregate
management fees allocated to that Fund for the
Fund's then-current fiscal year from such other
registered investment company.  The first payment of
the fee shall be made as promptly as possible at the
end of the month succeeding the effective date of
this Agreement, and shall constitute a full payment
of the fee due the Manager for all services prior to
that date.  If this Agreement is terminated as of
any date not the last day of a month, such fee shall
be paid as promptly as possible after such date of
termination, shall be based on the average daily net
assets of the Fund in that period from the beginning
of such month to such date of termination, and shall
be that proportion of such average daily net assets
as the number of business days in such period bears
to the number of business days in such month.  The
average daily net assets of the Fund shall in all
cases be based only on business days and be computed
as of the time of the regular close of business of
the New York Stock Exchange, or such other time as
may be determined by the Board.
   8.	The Manager assumes no responsibility under
this Agreement other than to render the services
called for hereunder, in good faith, and shall not
be liable for any error of judgment or mistake of
law, or for any loss arising out of any investment
or for any act or omission in the execution of
securities transactions for the Fund, provided that
nothing in this Agreement shall protect the Manager
against any liability to the Fund to which the
Manager would otherwise be subject by reason of
willful misfeasance, bad faith, or gross negligence
in the performance of its duties or by reason of its
reckless disregard of its obligations and duties
hereunder.  As used in this Section 8, the term
"Manager" shall include any affiliates of the
Manager performing services for the Trust or the
Fund contemplated hereby and the partners,
shareholders, directors, officers and employees of
the Manager and such affiliates.
   9.	Nothing in this Agreement shall limit or
restrict the right of any director, officer, or
employee of the Manager who may also be a Board
member, officer, or employee of the Trust or the
Fund, to engage in any other business or to devote
his time and attention in part to the management or
other aspects of any other business, whether of a
similar nature or a dissimilar nature, nor to limit
or restrict the right of the Manager to engage in
any other business or to render services of any
kind, including investment advisory and management
services, to any other fund, firm, individual or
association.  If the purchase or sale of securities
consistent with the investment policies of the Fund
or one or more other accounts of the Manager is
considered at or about the same time, transactions
in such securities will be allocated among the
accounts in a manner deemed equitable by the
Manager.  Such transactions may be combined, in
accordance with applicable laws and regulations, and
consistent with the Manager's policies and
procedures as presented to the Board from time to
time.
   10.	For the purposes of this Agreement, the
Fund's "net assets" shall be determined as provided
in the Fund's then-current Prospectus and Statement
of Additional Information and the terms
"assignment," "interested person," and "majority of
the outstanding voting securities" shall have the
meanings given to them by Section 2(a) of the 1940
Act, subject to such exemptions as may be granted by
the SEC by any rule, regulation or order.
   11.	This Agreement will become effective with
respect to the Fund on the date set forth opposite
the Fund's name on Schedule A annexed hereto,
provided that it shall have been approved by the
Trust's Board and by the shareholders of the Fund in
accordance with the requirements of the 1940 Act
and, unless sooner terminated as provided herein,
will continue in effect until November 30, 2007.
Thereafter, if not terminated, this Agreement shall
continue in effect with respect to the Fund, so long
as such continuance is specifically approved at
least annually (i) by the Board or (ii) by a vote of
a majority of the outstanding voting securities of
the Fund, provided that in either event the
continuance is also approved by a majority of the
Board members who are not interested persons of any
party to this Agreement, by vote cast in person at a
meeting called for the purpose of voting on such
approval.
   12.	This Agreement is terminable with respect to
the Fund without penalty by the Board or by vote of
a majority of the outstanding voting securities of
the Fund, in each case on not more than 60 days' nor
less than 30 days' written notice to the Manager, or
by the Manager upon not less than 90 days' written
notice to the Fund, and will be terminated upon the
mutual written consent of the Manager and the Trust.
This Agreement shall terminate automatically in the
event of its assignment by the Manager and shall not
be assignable by the Trust without the consent of
the Manager.
   13.	The Manager agrees that for services
rendered to the Fund, or for any claim by it in
connection with services rendered to the Fund, it
shall look only to assets of the Fund for
satisfaction and that it shall have no claim against
the assets of any other portfolios of the Trust.
The undersigned officer of the Trust has executed
this Agreement not individually, but as an officer
under the Trust's Declaration of Trust and the
obligations of this Agreement are not binding upon
any of the Trustees, officers or shareholders of the
Trust individually.
   14.	No provision of this Agreement may be
changed, waived, discharged or terminated orally,
but only by an instrument in writing signed by the
party against which enforcement of the change,
waiver, discharge or termination is sought, and no
material amendment of the Agreement shall be
effective until approved, if so required by the 1940
Act, by vote of the holders of a majority of the
Fund's outstanding voting securities.
   15.	This Agreement embodies the entire agreement
and understanding between the parties hereto, and
supersedes all prior agreements and understandings
relating to the subject matter hereof.  Should any
part of this Agreement be held or made invalid by a
court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be affected
thereby.  This Agreement shall be binding on and
shall inure to the benefit of the parties hereto and
their respective successors.
   16.	This Agreement shall be construed and the
provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]



	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.
	LEGG MASON PARTNERS MONEY MARKET
TRUST

						By:
						Name:
						Title:


	LEGG MASON PARTNERS FUND ADVISOR,
LLC

						By:
						Name:
						Title:




Schedule A

Citi New York Tax Free Reserves

Date:

April 13, 2007

Fee:

The following percentage of the Fund's average daily net assets:

First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $5 billion--0.375%
Over $10 billion--0.35%


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